CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS

                                   FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  July 7, 2005
                                 Date of Report
                        (Date of Earliest Event Reported)

                             360 GLOBAL WINE COMPANY
             (Exact name of registrant as specified in its charter)

            Nevada                       0-50092               98-0231440
 (State or other jurisdiction  (Commission  File  Number)  (IRS Employer
  of incorporation)                                         Identification No.)


                            One Kirkland Ranch Road,
                             Napa, California 94558
               (Address of principal executive offices (zip code))

                                 (707) 254-9100
              (Registrant's telephone number, including area code)

                          KNIGHTSBRIDGE FINE WINES, INC
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

The registrant has previously filed its Current Report on Form 8-K, dated July 7, 2005, without certain financial information required by Item 9.01 on such Form 8-K. The registrant hereby amends the Current Report on Form 8-K to file such financial information. Item 9.01 of the Report dated July 7, 2005, is hereby amend to read as follows:


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01:  Financial Statements and Exhibits

(a) Financial statements of business acquired


          The Audited Financial Statements for Viansa Winery as of and for the years ended February 28, 2005 and February 29, 2004 are included following this Item 9.01(a).

          The Unaudited Financial Statements for Viansa Winery as of May 31, 2005 and for the three months ended May 31, 2005 and 2004 are included following this Item 9.01 (a).


To the Partners and Management of
Viansa Winery
Sonoma, California

We have audited the accompanying balance sheets of Viansa Winery (a California limited partnership) as of February 28, 2005 and February 29, 2004 and the related statements of income and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viansa Winery as of February 28, 2005 and February 29, 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The statements of partners' capital are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/  David S. Hall, P.C.
------------------------
David S. Hall, P.C.

Dallas, Texas
September 27, 2005



                                  VIANSA WINERY
                                 BALANCE SHEETS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004


                                                                     (IN USD)

                                                              2005            2004
                                                          ------------    ------------

ASSETS

Current Assets:
     Cash and Cash Equivalents                            $    137,374    $    181,801
     Accounts Receivable-Net of Allowance                    1,380,109       1,508,155
     Inventories                                            10,220,370      10,650,045
     Prepaid Expenses                                          583,606         393,764
     Deferred Farming Costs                                     53,505          90,371
                                                          ------------    ------------
           Current Assets                                   12,374,964      12,824,136

Fixed Assets
     Land, Buildings and Equipment                          14,763,791      14,450,852
     Less: Accumulated Depreciation                         (5,568,999)     (5,105,394)
                                                          ------------    ------------
          Total Fixed Assets                                 9,194,792       9,345,458

Advances to Related Party                                      265,262            --
Investment in Joint Venture                                    917,694       1,001,903
Other Assets                                                   162,076         126,491

                                                          ------------    ------------
TOTAL ASSETS                                              $ 22,914,788    $ 23,297,988
                                                          ============    ============

LIABILITIES AND PARTNERS' CAPITAL

Current Liabilities:
     Cash Overdrafts                                      $  1,048,073    $    613,112
     Accounts Payable and Accruals                           1,920,078       1,922,333
     Deferred Revenue                                          494,632         466,300
     Short Term Line of Credit                               7,000,000       6,785,000
     Current Maturities of Long Term Debt                      579,945         584,403


                                                          ------------    ------------
     Total Current Liabilities                              11,042,728      10,371,148


Long Term Debt and Capital Leases                            6,400,880       6,924,918

                                                          ------------    ------------
TOTAL LIABILITIES                                           17,443,608      17,296,066


Partners' Capital                                            5,471,180       6,001,922


TOTAL LIABILITIES AND PARTNERS' CAPITAL                   $ 22,914,788    $ 23,297,988
                                                          ============    ============


The accompanying notes are an integral part of these statements.

                                  VIANSA WINERY
                              STATEMENTS OF INCOME
           FOR THE YEARS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004


                                                        (IN USD)

                                                2005            2004
                                            ------------    ------------

     Sales                                  $ 21,054,501    $ 20,260,524
     Cost of Goods Sold                       10,699,845       9,454,240
                                            ------------    ------------

Gross Margin                                  10,354,656      10,806,284

Operating Expenses
     Operations                                6,723,388       6,712,713
     Administrative Expenses                   2,986,475       3,533,847
                                            ------------    ------------

Total Operating Expenses                       9,709,863      10,246,560
                                            ------------    ------------

Operating Income                                 644,793         559,724

Other Income/(Expenses)
     Interest expense                           (910,743)       (831,922)
     Wine Losses                                    --        (1,225,656)
     Loss on Investment                             --          (157,212)
     Other expenses                             (264,736)        (94,907)
                                            ------------    ------------

Total Other Income(Expense)                   (1,175,479)     (2,309,697)
                                            ------------    ------------

Net Loss                                    $   (530,686)   $ (1,749,973)
                                            ============    ============




The accompanying notes are an integral part of these financial statements.




                                  VIANSA WINERY
                            STATEMENTS OF CASH FLOWS
           FOR THE YEARS ENDED FEBRUARY 28 2005 AND FEBRUARY 29, 2004

                                                                            (IN USD)

                                                                     2005           2004
                                                                  -----------    -----------

Cash Flows from Operating Activities:

Net (Loss)                                                        $  (530,686)   $(1,749,973)

Adjustments  to reconcile  net earnings to net cash
 flows  provided by operating activities:
     Depreciation                                                     646,418        610,053

     Loss on Investment                                                  --          157,212
     Decrease in Accounts Receivable                                  128,046        120,523
     Decrease in Inventories                                          429,675        147,508
     (Increase) in Other Current Assets                              (153,031)       (28,837)
     (Decrease) in Accounts Payable and Accruals                       (2,255)       (15,814)
     Increase in Deferred Revenue                                      28,332         13,600
                                                                  -----------    -----------

Net Cash Flows Provided/(Used) by Operating Activities                546,499       (745,728)

Cash Flows From Investing Activities

Purchase of Fixed Assets                                             (495,752)    (1,621,202)
Advances to Related Party                                            (265,262)       321,924
Investment in Joint Venture                                            84,209           --
Other, Net                                                            (35,585)        (8,061)
                                                                  -----------    -----------

Cash Flows (Used) in Investing Activities                            (712,390)    (1,307,339)

Cash Flows from Financing Activities:

Increase (Decrease) in Cash Overdraft                                 434,961       (383,655)
Advances from Line of Credit                                          215,000      6,858,772
Payments on Line of Credit                                               --       (5,993,760)
Proceeds from Long-Term Debt                                          119,045        860,000
Principal Payments on Long-Term Debt                                 (647,542)      (581,463)
Partner Capital Contributions                                            --        2,140,291

Partner Withdrawls                                                       --         (672,106)
                                                                  -----------    -----------

Net Cash Provided by Financing Activities                             121,464      2,228,079
                                                                  -----------    -----------
Net Increase (Decrease) in Cash and Cash Equivalents                  (44,427)       175,012


CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                    $   181,801    $     6,789

                                                                  -----------    -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                          $   137,374    $   181,801
                                                                  ===========    ===========

SUPPLEMENTAL DISCLOSURES

Cash Paid During the Year for Interest Expense                    $   951,598    $   820,675
                                                                  ===========    ===========

Non-Cash Investing and Financing Transactions:
     Property and Equipment, Net of Liabilities, Distributed to
     Partners                                                     $      --      $ 2,216,226
                                                                  ===========    ===========
     Note Receivable Distributed to Partners                      $      --      $    73,300
                                                                  ===========    ===========





The accompanying notes are an integral part of these financial statements.

                                 VIANSA WINERY
                          NOTES TO FINANCIAL STATEMENTS
                    February 28, 2005 and February 29, 2004


NOTE 1: Basis of Presentation, Organization and Nature of Operations

         Viansa Winery a California Limited Partnership and La Fontana di Viansa, LLC, ("Viansa" or "the Company")was established in the county of Sonoma, in the State of California, on December 30, 1988 and was owned and operated by Sam and Vicki Sebastiani and other members of the Sebastiani family. Viansa consists of 175 acres including the hilltop winery and marketplace, 23 acres of producing vineyards, over 1,000 producing olive trees, and a 90-acre wetland preserve for wildfowl. The majority of Viansa's winemaking occurs in a 50,980 square foot warehouse production facility located at a separate facility in Sonoma. The winemaking (fermentation, stainless steel tank and barrel storage), bottling, bottled case storage (including bonded and tax-paid wine storage), and office improvements is all done in the warehouse, which houses Viansa's marketing and call center. Viansa produces over 55,000 cases of wine annually, with a selection that includes 12 different Italian varietals and 11 California varietals.

         Currently Viansa sells its wine directly to the consumer. Viansa is a major competitor in the Direct to Consumer lifestyle business, and successfully engages in the catalog, e-commerce and wine club business, primarily building its database through customer purchase at the winery and via its web-site. The Company's strategy is to continue to expand its wine producing capacity of estate bottled products and expand its domestic and international sales and growth prospects of those goods through potential strategic alliances.


NOTE 2:  Significant Accounting Policies

Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

         Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less. Cash as of February 28, 2005 and February 29, 2004 was at an overdrawn position of approximately $(910,699) and $(431,311) respectively.

Accounts Receivable

         Credit is extended based on evaluation of a customer's financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivables when they become uncollectible and any payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The allowance for doubtful accounts and sales discounts are $0 and $0 at February 28, 2005 and February 29, 2004, respectively.

Inventory

     Bulk wine and case goods are stated at the lower of average cost or net realizable value. Inventories of supplies are stated at the lower of first-in, first-out (FIFO) cost or replacement cost. Wine inventories are classified as current assets in accordance with recognized trade practice although some products will not be sold in the following year.

       At February 28, 2005 and February 29, 2004, Inventory consisted of the following:

--------------------------------- --------------------- --------------------
                                       2005                  2004
--------------------------------- --------------------- --------------------
Wine making, packaging materials              $169,697             $136,310
--------------------------------- --------------------- --------------------
Deli and Kitchen                                19,819               22,244
--------------------------------- --------------------- --------------------
Retail Merchandise                             818,738              946,041
--------------------------------- --------------------- --------------------
Finished Goods                               3,879,890            4,241,878
--------------------------------- --------------------- --------------------
Bulk Wines                                   5,332,226            5,303,572
--------------------------------- --------------------- --------------------

--------------------------------- --------------------- --------------------
Total                                      $10,220,370        $  10,650,045
--------------------------------- --------------------- --------------------

Property, Plant and Equipment

         Property, plant and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated lives of the related assets, as follows:

                                                   Years
     Land Improvements                               10-40

     Vineyards                                          20

     Buildings                                          40

     Cooperage                                           5

     Equipment                                        5-25



         Costs incurred in developing vineyards, including related interest costs, are capitalized until the vineyards become commercially productive. Maintenance and repairs are charged to operating costs as incurred. The cost of improvements is capitalized. Gains or losses on the disposition of assets are included in income.

Fair Value of Financial Instruments

         The Company's financial instruments consist of cash, accounts receivable, accounts payable, notes payable, long-term debt, amounts payable to affiliates and accrued expenses. Except for notes payable and long-term debt, the fair value of these financial instruments approximates their carrying value as of February 28, 2005 and February 29, 2004, due to their short-term nature or their recent creation. Long-term debt is carried on the balance sheet as $6,400,880 and $6,924,918, respectively


Revenue Recognition

            Revenue is recognized when product is shipped FOB winery. The cost of price promotions, rebates and coupon programs are treated as reductions of revenues. Revenue from items sold through the Company's retail locations is recognized at the time of sale. No products are sold on consignment.


Deferred Revenue

         Certain wines are sold on a futures basis. The obligation to deliver wine in the future is recorded when the Partnership receives a customer's deposit representing the total purchase price, and is reported as deferred revenue on the balance sheet. Revenue related to wine futures is recognized when the wine is shipped to the customer.


Long-Lived Asset Impairment

         Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition.
Measurement of any impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the amount the carrying value exceeds the fair value of the asset.


Income Taxes

         The Company is structured as a limited partnership. As such, income taxes accrue to the individual partners and therefore, no accrual of taxes is made in these financial statements.

NOTE 3:  Property and Equipment

      Property and equipment at February 28, 2005 and February 29, 2004 consisted of the following:

--------------------------------------- ------------------- --------------------
                                            2005                2004
--------------------------------------- ------------------- --------------------
Land                                            $1,708,875           $1,701,113
--------------------------------------- ------------------- --------------------
Vines and Vineyards                                586,991              586,991
--------------------------------------- ------------------- --------------------
Buildings, Improvements and Equipment           12,467,925           12,162,748
--------------------------------------- ------------------- --------------------
     Total                                      14,763,791           14,450,852
--------------------------------------- ------------------- --------------------
Less:  Accumulated Depreciation and
       Amortization                             (5,568,999)          (5,105,394)
--------------------------------------- ------------------- --------------------

--------------------------------------- ------------------- --------------------
Total                                           $9,194,792           $9,345,458
--------------------------------------- ------------------- --------------------

NOTE 4:  Bank Line of Credit

         The partnership has a line of credit with a bank that expires on September 30, 2005. The credit limit is $7,000,000. Interest is due monthly at a variable rate, which is 8.5% at year end. Collateral consists of the partnership's inventory, real estate and investments posted by guarantors to cover the shortfall of inventory relative to the outstanding balance. The terms of the loan also require the Partnership to maintain certain minimum financial ratios and covenants.


NOTE 5:  Long Term Debt

         These financial statements include Viansa's mortgage note to Silicon Valley Bank secured by real property. The principal amount of the debt was $5,722,787 and $6,072,787 as of February 28, 2005 and February 29, 2004,
respectively. The debt requires payment, including principal and interest at 7.32%, of $29,167 per month and is due July 2006. As of February 28, 2005 Viansa is current with this note.

         Viansa has an unsecured note to related parties of the company in the amount of $860,000 and $860,000 at February 28, 2005 and February 29, 2004. The debt requires interest-only payments due monthly at a variable rate. Principal is to be paid from 2009 through 2029.

         Viansa has several small notes secured by equipment and fixtures in the amount of $398,038 and 576,534 at February 28, 2005 and February 29, 2004, respectively. These notes have interest rates from 4.875% to 6.99%, and due December 2005 to August 2010.

Maturities of long-term debt for each of the five years succeeding February 28, 2005 are as follows:

              Year Ended

                   2006                                   579,945
                   2007                                 5,418,495
                   2008                                    33,842
                   2009                                    35,415
                   2010 and After                         913,128
                                                     ------------

                            Total                      $6,980,825
                                                       ==========

NOTE 6:  Amount Payable to Affiliates

         There are no amounts payable to affiliates.


NOTE 7:  Related Party Transactions/Subsequent Events

         The Company has recognized a receivable from its founders/guarantors as a result of expenditures paid on their behalf after the sale of the Company to the current owners. The amount as of February 28, 2005 was $265,262.

         Subsequent to the balance sheet date (February 28, 2005), an unsecured $1,000,000 note payable to the founders/guarantors was issued at an interest rate of 6.5% payable at the earlier of the sale of the Company or one year from the date of the note.

NOTE 8:  Commitments and Contingencies

Commitments

         The partnership has entered into long-term commitments to purchase grapes from outside parties. Estimated obligations under these commitments for each fiscal year are as follows:

                     Year Ended

                      2006                               $ 2,252,000
                      2007                                 2,034,000
                      2008                                 1,921,000
                      2009                                 1,813,000
                      2010                                 1,813,000
                                                         -----------

                      Totals                             $ 9,833,000
                                                         -----------

Other Contingencies

         The Company has been working with Sonoma County's various departments to obtain the licenses and permits to construct a permanent hospitality building. During the process, the issuance of the permit became dependent upon the Company upgrading its capacity to process a greater volume of wastewater. The county granted the Company a temporary operating permit, allowing the Company to operate until a new system design was approved and installed. The permit is open-ended, is reviewed and renewed bi-annually by the County.

         The Company has postponed the construction of the new hospitality building indefinitely, and will continue to operate in a semi-temporary structure. However, conditions remain that will necessitate the construction of a new wastewater treatment facility. It is likely that the Company will need to perfect this permit and construct a new processing facility within the next 36 months at a cost of approximately $750,000, with annual operating costs of approximately $180,000.

Litigation

         There are no outstanding litigation issues.


NOTE 9:  Investment in Limited Liability Company

         The Partnership is a 50% member of Santo Giordano Vineyards (SGV), a California Limited Liability Company (LLC) formed in 1997. The primary purpose of SGV is the development and cultivation of vineyards to supply grapes to the Partnership.

         The investment is accounted for using the equity method. A summary of the financial position and results of operations as of, and for the years ended December 31, 2004 and 2003 (the LLC uses a different fiscal year end) are as follows:

                                                     2004           2003
                                                     ----           ----

        Current Assets                           $   542,853    $   315,113
        Fixed Assets, Net of Depreciation          1,495,636      1,652,542
        Other Assets                                  72,431         72,432
                                                 -----------    -----------

                Total Assets                       2,110,920      2,040,087

        Less Current Liabilities                           0           (748)
                                                 -----------    -----------

           Total Members' Equity                   2,110,920      2,039,339

        Less Equity Interest of Other Members     (1,073,235)    (1,037,436)
                                                 -----------    -----------

          Net Equity Interest Owned by
          Viansa Winery                          $ 1,037,685    $ 1,001,903
                                                 ===========    ===========

        Net Grape Sales                          $   532,675    $   302,188
        Operating Expenses                           561,093        528,697
                                                 -----------    -----------

                 Net (Loss)                     $   (28,418)    $  (226,509)
                                                ===========     ===========

         SVG leases a total of 85 acres of vineyard land, all of which are currently producing grapes.

         The Partnership had entered into an agreement to reimburse the other members of the SGV for one-half of the development costs of the original 18.6 acres, which were paid by the other member. This amount was fully paid in the current year.

NOTE 10:  Wine Losses

         Wine losses consisted of the following:         2005           2004
                                                         ----           ----

            Loss On Sales of Bulk Wine                 $ 179,612    $    72,154
            Bottled Wine Lowered to Market Value               0        178,000
            Excess Bulk Wine Lowered to Market Value     109,641        975,502
                                                       ---------    -----------

                     Total                             $ 289,253    $ 1,225,656
                                                       =========    ===========

         Wine losses are included in other income/expense on the income statement.


NOTE 11:  Operating Leases

         The Partnership has entered into long-term operating leases for warehouse space, a restaurant building, event space, barrels, winemaking equipment, and office equipment. Minimum future rental payments under these leases for the next five years are as follows:

                         Year ended
                         ----------

                          2006                             $ 1,620,482
                          2007                               1,556,341
                          2008                               1,387,792
                          2009                                 671,939
                          2010 and After                       513,138
                                                           -----------

                          Totals                           $ 5,749,692
                                                           ===========

         Rent expense was $1,649,071 and $1,484,702 for the years ended February 28, 2005 and February 29, 2004, respectively.


NOTE 12: Retirement Plan

         The Partnership has adopted a deferred compensation plan under Section 401k of the Internal Revenue Code that covers substantially all employees. The Partnership makes a matching contribution equal to on-half of the first 6% of each participant's voluntary withheld contributions. The Partnership's contributions to each participant vest cumulatively at 20% per year. Such contributions totaled $61,861 and $59,175 for the year ended February 28, 2005 and February 29, 2004, respectively.

NOTE 13: Ownership interest Change

         On January 1, 2004, the original partners sold their interests to their seven children. Each child now holds a one-seventh interest in the general partner (La Fontana di Viansa, LLC) and a one-seventh interest in the limited partnership shares. All of the general and limited partnership interests are exercised through one voting trustee. The trustee is an independent third party who represents the family in various legal matters.

ADDITIONAL INFORMATION
                                  VIANSA WINERY
                         STATEMENTS OF PARTNERS' CAPITAL
           FOR THE YEARS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004


                                                2005           2004
                                                ----           ----

Beginning Partners' Capital                 $ 6,001,922    $ 9,232,937


     Capital Contributions                         --        2,140,291

     Net Loss                                  (530,686)    (1,749,973)


     Withdrawals                                   --       (3,621,333)
                                            -----------    -----------

Ending Partners' Capital                    $ 5,471,236    $ 6,001,922
                                            ===========    ===========




The accompanying notes are an integral part of these financial statements.

                                  VIANSA WINERY
                                  BALANCE SHEET
                               THREE MONTHS ENDED
                                  May 31, 2005
                                   (Unaudited)

ASSETS

Current Assets
     Cash
     Accounts receivable                                   $ 1,350,601
     Inventory                                               9,893,914
     Other current assets                                      465,838
                                                           -----------

Total current assets                                        11,710,353

Property and equipment, net                                  9,031,132
Investment in Joint Venture                                    917,694
Other assets                                                   430,752
                                                           -----------

TOTAL ASSETS                                                22,089,931
                                                           ===========

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
     Bank Overdraft                                             96,289
     Accounts Payable                                          648,164
     Accrued Expenses                                          346,607
     Deferred Revenue                                          576,378
     Note Payable                                            6,990,000
     Short term portion of Long term Debt                    1,571,643
                                                           -----------


        Total Current Liabilities                           10,229,081

Long-term debt                                               6,255,853

TOTAL LIABILITIES                                           16,484,934
                                                           -----------

PARTNERS' CAPITAL                                            5,604,997
                                                           -----------

TOTAL LIABILITES AND PARTNERS' CAPTIAL                      22,089,931
                                                           ===========

                                  VIANSA WINERY
                              STATEMENTS OF INCOME
                           FOR THE THREE MONTHS ENDED
                                     May 31
                                   (Unaudited)

                                                   2005           2004
                                                   ----           ----

     Sales                                    $ 4,494,852    $ 5,101,824
     Cost of Goods Sold                         2,083,884      2,504,310
                                              -----------    -----------

     Gross Margin                               2,410,968      2,597,514

Operating Expenses
     Sales & Marketing                          1,368,462      1,413,120
     General & Administrative                     616,644        786,309
                                              -----------    -----------

     Total Operating Expenses                   1,985,106      2,199,429
                                              -----------    -----------

     Income from Operations                       425,862        398,085

Other Income (Expenses)
     Interest Expense                            (292,824)      (226,148)
     Other Expense                                    781         21,988

                                              -----------    -----------
     Other Income (Expense)                      (292,044)      (204,160)
                                              -----------    -----------


     Net Income/(Loss)                        $   133,818    $   193,925
                                              ===========    ===========


                                  VIANSA WINERY
                            STATEMENTS OF CASH FLOWS
                           FOR THE THREE MONTHS ENDED
                                     MAY 31
                                   (UNAUDITED)


                                                                  2005         2004
                                                                ---------    ---------

Cash Flows from Operating Activities:

Net Income                                                      $ 133,818    $ 193,925

Adjustments  to reconcile  net earnings to net cash
flows  provided by operating  activities:
               Depreciation                                       167,533      149,103

Changes in operating net assets:


               Decrease in Accounts Receivable                     29,508       11,966
               Decrease in Inventories                            441,588      524,095
               (Increase) Decrease in Other Current Assets        117,768      (30,929)
               (Decrease) in Accounts Payable and Accruals       (925,307)    (781,667)
               Increase (Decrease) in Deferred Revenue             81,746      (88,465)
                                                                ---------    ---------
Net Cash Flows Provided by/(Used) by Operating Activities          46,654      (21,972)

Cash Flows From Investing Activities

Purchase of Fixed Assets                                          (65,501)    (120,663)
Advances to Related Party                                          (3,546)     (72,103)
Other, Net                                                            132      (17,426)
                                                                ---------    ---------

Cash flows (used) in investing activities                         (68,915)    (210,192)

Cash Flows from Financing Activities:


Advances from Line of Credit                                            -       89,573
Payments from Line of Credit                                      (10,000)           -
Additions to Long term Debt                                       846,671
Principal Payments on Long-Term Debt                                    -     (139,858)
                                                                ---------    ---------


Net Cash Provided (Used) by Financing Activities                  836,671      (50,285)

                                                                ---------    ---------

Net Increase/(Decrease) in Cash and Cash Equivalents            $ 814,410    $(282,449)


               CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR   $(910,699)   $(431,307)
                                                                ---------    ---------

               CASH AND CASH EQUIVALENTS AT END OF YEAR         $ (96,289)   $(713,756)
                                                                =========    =========

                                 VIANSA WINERY
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1: Basis of Presentation, Organization and Nature of Operations

         Viansa Winery a California Limited Partnership and La Fontana di Viansa, LLC, ("Viansa" or "the Company") was established in the county of
Sonoma, in the State of California, on December 30, 1988 and was owned and operated by Sam and Vicki Sebastiani and other members of the Sebastiani family. Viansa consists of 175 acres including the hilltop winery and marketplace, 23 acres of producing vineyards, over 1,000 producing olive trees, and a 90-acre wetland preserve for wildfowl. The majority of Viansa's winemaking occurs in a 50,980 square feet warehouse production facility located at a separate facility in Sonoma. The winemaking (fermentation, stainless steel tank and barrel storage), bottling, bottled case storage (including bonded and tax-paid wine storage), and office improvements is all done in the warehouse, which houses Viansa's marketing and call center. Viansa produces over 55,000 cases of wine annually, with a selection that includes 12 different Italian varietals and 11 California varietals.

         Currently Viansa sells its wine directly to the consumer. Viansa is a major competitor in the Direct to Consumer lifestyle business, and successfully engages in the catalog, e-commerce and wine club business, primarily building its database through customer purchase at the winery and via its web-site. The Company's strategy is to continue to expand its wine producing capacity of estate bottled products and expand its domestic and international sales and growth prospects of those goods through potential strategic alliances. As described in the unaudited Note 1, on July 8, 2005, the Company effected part of this strategy by becoming a subsidiary of 360 Global Wine Company ("TGWC").


NOTE 2:  Significant Accounting Policies

Use of Estimates

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents

         Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less. Cash as of May 31, 2005 and May 31, 2004 was at an overdrawn position of approximately ($96,289) and ($713,756), respectively.

Accounts Receivable

         Credit is extended based on evaluation of a customer's financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivables when they become uncollectible and any payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The allowance for doubtful accounts and sales discounts are $0 at May 31, 2005 and May 31, 2004.



Inventory

     Bulk wine and case goods are stated at the lower of average cost or net realizable value. Inventories of supplies are stated at the lower of first-in, first-out (FIFO) cost or replacement cost. Wine inventories are classified as current assets in accordance with recognized trade practice although some products will not be sold in the following year.

       At May 31, 2005 and May 31, 2004, Inventory consisted of the following:

---------------------------------- --------------------- --------------------
                                            2005                 2004
---------------------------------- --------------------- --------------------
Wine making, packaging materials               $140,819              $97,227
---------------------------------- --------------------- --------------------
Deli and Kitchen                                 16,294               22,244
---------------------------------- --------------------- --------------------
Retail Merchandise                              767,788            1,012,692
---------------------------------- --------------------- --------------------
Finished goods                                3,809,512            3,793,852
---------------------------------- --------------------- --------------------
Bulk Wines                                    5,159,501            5,371,142
---------------------------------- --------------------- --------------------

---------------------------------- --------------------- --------------------
Total                                        $9,893,914        $  10,297,157
---------------------------------- --------------------- --------------------

Property, Plant and Equipment

         Property, plant and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated lives of the related assets, as follows:

                                                             Years
     Land Improvements                                       10-40

     Vineyards                                                  20

     Buildings                                                  40

     Cooperage                                                   5

     Equipment                                                5-25



         Costs incurred in developing vineyards, including related interest costs, are capitalized until the vineyards become commercially productive. Maintenance and repairs are charged to operating costs as incurred. The cost of improvements is capitalized. Gains or losses on the disposition of assets are included in income.

Fair Value of Financial Instruments

         The Company's financial instruments consist of cash, accounts receivable, accounts payable, notes payable, long-term debt, amounts payable to affiliates and accrued expenses. Except for notes payable and long-term debt, the fair value of these financial instruments approximates their carrying value as of May 31, 2005 and May 31, 2004, due to their short-term nature or their recent creation. Long-term debt is carried on the balance sheet as $6,255,853 and $6,785,060 respectively.


Revenue Recognition

            Revenue is recognized when product is shipped FOB winery. The cost of price promotions, rebates and coupon programs are treated as reductions of revenues. Revenue from items sold through the Company's retail locations is recognized at the time of sale. No products are sold on consignment.


Deferred Revenue

         Certain wines are sold on a futures basis. The obligation to deliver wine in the future is recorded when the Partnership receives a customer's deposit representing the total purchase price, and is reported as deferred revenue on the balance sheet. Revenue related to wine futures is recognized when the wine is shipped to the customer.


Long-Lived Asset Impairment

            Long-lived assets and certain identifiable intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of any impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use is based on the amount the carrying value exceeds the fair value of the asset.


Income Taxes

         The Company is structured as a limited partnership. As such, income taxes accrue to the individual partners and therefore, no accrual of taxes is made in these financial statements.

NOTE 3:  Property and Equipment

      Property and equipment at May 31, 2005 and May 31, 2004 consisted of the following:

--------------------------------------- ------------------- --------------------
                                             2005                 2004
--------------------------------------- ------------------- --------------------
Land                                            $1,710,813           $1,703,054
--------------------------------------- ------------------- --------------------
Vines and Vineyards                                586,991              586,991
--------------------------------------- ------------------- --------------------
Buildings, improvements and equipment           12,471,801           12,140,777
--------------------------------------- ------------------- --------------------
                                                14,769,605           14,450,852
--------------------------------------- ------------------- --------------------
Less:  accumulated depreciation and
       amortization                              5,738,473            5,200,287
--------------------------------------- ------------------- --------------------

--------------------------------------- ------------------- --------------------
Total                                           $9,031,132           $9,230,535
--------------------------------------- ------------------- --------------------


NOTE 4:  Bank Line of Credit

         The partnership has a line of credit with a bank that expires on September 30, 2005. The credit limit is $7,000,000. Interest is due monthly at a variable rate, which is 8.5% at year end. Collateral consists of the partnership's inventory, real estate and investments posted by guarantors to cover the shortfall of inventory relative to the outstanding balance. The terms of the loan also require the Partnership to maintain certain minimum financial ratios and covenants.


NOTE 5:  Long Term Debt

            These financial statements include Viansa's mortgage note to Silicon Valley Bank secured by real property. The principal amount of the debt is $5,635,287. The debt requires payments, including principal and interest at 7.32%, of $29,167 and is due July 2006. As of May 31, 2005 Viansa is current with this note.

         Viansa has an unsecured note to related parties of the company in the amount of $860,000. The debt requires interest-only payments due monthly at a variable rate. Principle is to be paid from 2009 through 2029.

         Viansa has several small notes secured by equipment and fixtures in the amount of $114,814, $150,565, and $66,828 with interest rates from 4.875% to 6.99%, and due December 2005 to August 2010.

Maturities of long-term debt for each of the five years succeeding February 28, 2005 are as follows:


                Year Ended

                 2006                                   579,945
                 2007                                 5,418,495
                 2008                                    33,842
                 2009                                    35,415
                 2010 and After                         913,128
                                                   ------------

                 Total                               $6,980,825

NOTE 6:  Amount Payable to Affiliates

        There are no amounts payable to affiliates.


NOTE 7:  Related Party Transactions

         The Company has recognized a receivable from its founders/guarantors as a result of expenditures paid on their behalf after the sale of the Company to the current owners. The amount as of May 31, 2005 was $268,808.

         An unsecured $1,000,000 note payable to the founders/guarantors was issued at an interest rate of 6.5% payable at the earlier of the sale of the Company or one year from the date of the note (April 2005).

NOTE 8:  Commitments and Contingencies

Commitments

         The partnership has entered into long-term commitments to purchase grapes from outside parties. Estimated obligations under these commitments for each fiscal year are as follows:

                       Year ended

                        2006                               $ 2,252,000
                        2007                                 2,034,000
                        2008                                 1,921,000
                        2009                                 1,813,000
                        2010                                 1,813,000
                                                             ---------

                        Totals                             $ 9,833,000
                                                           ===========

Other Contingencies

         The Company has been working with Sonoma County's various departments to obtain the licenses and permits to construct a permanent hospitality building. During the process, the issuance of the permit became dependent upon the Company upgrading its capacity to process a greater volume of wastewater. The county granted the Company a temporary operating permit, allowing the Company to operate until a new system design was approved and installed. The permit is open-ended, is reviewed and renewed bi-annually by the County.

         The Company has postponed the construction of the new hospitality building indefinitely, and will continue to operate in a semi-temporary structure. However, conditions remain that will necessitate the construction of a new wastewater treatment facility. It is likely that the Company will need to perfect this permit and construct a new processing facility within the next 36 months at a cost of approximately $750,000, with annual operating costs of approximately $180,000.

Litigation

         There are no outstanding litigation issues.

NOTE 9:  Investment in Limited Liability Company

         The Partnership is a 50% member of Santo Giordano Vineyards (SGV), a California Limited Liability Company (LLC) formed in 1997. The primary purpose of SGV is the development and cultivation of vineyards to supply grapes to the Partnership.

         The investment is accounted for using the equity method. A summary of the financial position and results of operations as of, and for the years ended December 31, 2004 and 2003 (the LLC uses a different fiscal year end) are as follows:

                                                        2004             2003
                                                        ----             ----

         Current Assets                                $542,853         $315,113
         Fixed Assets, Net of Depreciation            1,495,636        1,652,542
         Other Assets                                    72,431           72,432
                                                    -----------      -----------

                   Total Assets                       2,110,920        2,040,087

         Less Current Liabilities                             0            (748)
                                                     ----------      -----------
                   Total Members' Equity              2,110,920       2,039,339

         Less Equity Interest of Other Members      (1,073,235)      (1,037,436)
                                                    -----------      -----------

                   Net Equity Interest Owned by
                   Viansa Winery                    $1,037,685       $1,001,903
                                                    ===========      ===========

         Net Grape Sales                               $532,675     $   302,188
         Operating Expenses                             561,093         528,697
                                                        -------         -------

                   Net (Loss)                       $  (28,418)     $  (226,509)
                                                    ===========     ============

         SVG leases a total of 85 acres of vineyard land, all of which are currently producing grapes.

         The Partnership had entered into an agreement to reimburse the other members of the SGV for one-half of the development costs of the original 18.6 acres, which were paid by the other member. This amount was fully paid in the current year.



NOTE 10:  Operating Leases

         The Partnership has entered into long-term operating leases for warehouse space, a restaurant building, event space, barrels, winemaking equipment, and office equipment. Minimum future rental payments under these leases for the next five years are as follows:

                Year ended

                 2006                               $ 1,620,482
                 2007                                 1,556,341
                 2008                                 1,387,792
                 2009                                   671,939
                 2010 and After                         513,138
                                                    -----------

                 Totals                             $ 5,749,692
                                                    ===========

NOTE 11: Retirement Plan

         The Partnership has adopted a deferred compensation plan under Section 401k of the Internal Revenue Code that covers substantially all employees. The Partnership makes a matching contribution equal to on-half of the first 6% of each participant's voluntary withheld contributions. The Partnership's contributions to each participant vest cumulatively at 20% per year. Such contributions totaled $15,572 and $14,352 for the quarter ended May 31, 2005 and May 31, 2004, respectively.

NOTE 12: Ownership Interest Change

         On January 1, 2004, the original partners sold their interests to their seven children. Each child now holds a one-seventh interest in the general partner (La Fontana di Viansa, LLC) and a one-seventh interest in the limited partnership shares. All of the general and limited partnership interests are exercised through one voting trustee. The trustee is an independent third party who represents the family in various legal matters.


(b)      Pro Forma Financial Information

                  The Unaudited Pro Forma Financial information of Viansa Winery and 360 Global Wine Company for the fiscal year ended February 28, 2005 and the period ended May 31, 2005, related to the acquisition of Viansa Winery are included following this Item
                  9.01 (b)




360 GLOBAL WINE COMPANY
PRO FORMA CONSOLIDATED BALANCE SHEET


Three Months ended May 31, 2005                                              Viansa
                                                              TGWC           Winery        Adjustments    Consolidated
                                                        -------------    -------------    -------------   ------------
                                                              (a) (b)

ASSETS

Current Assets
     Cash                                                  $  16,266              -                         $   16,266
     Accounts receivable                                     152,191        1,350,601                        1,502,792
     Prepaid Expenses                                        608,647              -                            608,647
     Inventory                                             5,471,841        9,893,914                       15,365,755
     Other current assets                                        -            465,838              -           465,838
                                                        -------------    -------------    -------------   ------------

Total current assets                                       6,248,945       11,710,353              -        17,959,298


Property and equipment, net                               38,407,812        9,031,132                       47,438,944
Investment in Joint Venture                                      -            917,694
Other assets                                                 435,177          430,752
Deferred financing costs                                   1,148,738              -                -         1,148,738
                                                        -------------    -------------    -------------   ------------

TOTAL ASSETS                                            $ 46,240,672     $ 22,089,931              -      $ 68,330,603
                                                        =============    =============    =============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Bank Overdraft                                       $      -           $ 96,289                        $  96,289
     Accounts Payable                                      2,348,569          648,164                        2,996,733
     Accrued Expenses                                        601,641          346,607                          948,248
     Deferred Revenue                                            -            576,378                          576,378
     Note Payable                                          2,816,532        6,990,000                        9,806,532
     Short term portion of Long term Debt                        -          1,571,643                        1,571,643
     Payable to affiliates                                       -                -                -               -
                                                        -------------    -------------    -------------   ------------


        Total Current Liabilities                          5,766,742       10,229,081              -        15,995,823

Long-term debt, net of unamortized discount of
$2,748,569, face amount $27,750,000                       25,001,431        6,255,853                       31,257,284
Minority Interest                                         16,172,588              -                -        16,172,588
                                                        -------------    -------------    -------------   ------------

TOTAL LIABILITIES                                         46,940,761       16,484,934              -        63,425,695
                                                        =============    =============    =============   ============

STOCKHOLDERS' EQUITY/(DEFICIT)

     Common Stock                                             43,891              -                             43,891
     Warrants                                                    -                -                                -

     Subscriptions receivable                                (18,972)             -                            (18,972)
     Prepaid stock compensation                                  -                -                                -
     Additional paid in capital                           21,208,642              -                         21,208,642
     Partner Contributions                                       -         30,146,489                       30,146,489
     Partner Withdrawals                                         -        (17,406,851)                     (17,406,851)
     Accumulated foreign exchange
        translation adjustments                               (6,055)             -                             (6,055)
     Retained Earnings/(Deficit)                         (21,927,593)      (5,604,997)            -        (29,062,235)
                                                        ------------     ------------     -------------   ------------


        Total Stockholder' Equity/(Deficit)                 (700,089)       5,604,997             -          4,904,909
                                                        ------------     -------------    -------------   ------------

TOTAL LIABILITES AND STOCKHOLDERS' EQUITY               $ 46,240,672     $ 22,089,931     $       -       $ 68,330,603
                                                        =============    =============    =============   ============




360 Global Wine Company
Proforma Profit & Loss Statement
Three Months Ended 5/31/05                                                              Proforma
                                                                                 Viansa
                                                               TGWC              Winery        Adjustment    Consolidated
                                                         ------------       -----------       -----------    ------------

                                                                (a) (b)
Revenues
     Commissions                                                 -                 -                                  -
     Sales                                                 $ 759,443        $4,494,852             -          $ 5,254,295
                                                         ------------       -----------       -----------    ------------

     Total                                                   759,443         4,494,852            -             5,254,295

Operating Expenses
     Cost of Goods Sold                                      505,166         2,083,884                          2,589,050
     Sales & Marketing                                       210,908         1,368,462                          1,579,370
     General & Administrative                                863,583           616,644                          1,480,227
     Stock Compensation Expense                              956,500               -                              956,500
                                                         ------------       -----------       -----------    ------------

     Total Expenses                                        2,536,157         4,068,990            -             6,605,147
                                                         ------------       -----------       -----------    ------------

     Income/(loss) from operations                        (1,776,714)          425,862            -           (13,350,852)

Other income (expenses)
     Interest Income                                        (342,002)         (292,824)                          (634,826)
     Other Expense                                          (951,120)              780                           (950,339)
     Gain/(loss) on currency transactions                     (6,313)              -              -                (6,313)
                                                         ------------       ------------      -----------    -------------
     Other Income (expense)                               (1,299,435)         (292,044)           -            (1,591,479)
                                                         ------------       ------------      -----------    -------------

     Loss before Minority Interest                        (3,076,149)          133,818            -            (2,942,333)

     Minority interest in consolidated loss                  445,751                                              445,751
                                                         ------------       ------------      -----------    -------------

     Net Income/(Loss)                                   $(2,630,398)        $ 133,818            -           $(2,496,580)
                                                         ============       ===========       ==========     =============

Basic net (loss) income per share                              (0.06)                                               (0.06)
                                                         ============                                        =============
Basic weighted-average shares
outstanding                                               41,857,830                                           41,857,830
                                                         ============                                        =============

UNAUDITED FOOTNOTE

NOTE 1: Investment in Limited Liability Company

         On July 8, 2005 TGWC completed a purchase agreement with Viansa Winery, a California Limited Partnership and La Fontana di Viansa, LLC, a California limited liability company and thereby acquired Viansa Winery. Viansa is now known as 360 Viansa LLC with one member, that being TGWC.

         The purchase price for the assets was $30,000,000 and paid in cash on July 8, 2005. The final agreement allowed for the purchase price to be reduced by the value of any related party accounts receivable identified on the 2005 Audited Financial Statements of Viansa. The Purchase Agreement called for TGWC to agree to pay, perform and discharge, all of Viansa's liabilities and/or obligations related to contracts and Leases arising after the Closing and all liabilities associated with all accounts payable and all accrued expenses incurred by Viansa in the ordinary course of business prior to Closing. As such, TGWC expects to receive a credit against the Purchase Price for the total amount of accounts payable that TGWC assumes under the definitive purchase agreement.

         On July 7, 2005, TGWC entered into a Security and Purchase Agreement with Laurus Master Fund, Ltd., a Cayman Islands company. Pursuant to the Security and Purchase Agreement, TGWC will issue to Laurus (i) a three-year Term
Note in the aggregate principal amount of $34,500,000; and (ii) a three-year Revolving Note equal to up to $3,000,000, upon which TGWC will be able to draw upon based available accounts receivable. After the initial drawing, TGWC is required to maintain a minimum outstanding balance of $500,000 under the Revolving Note which will be evidenced by a Convertible Minimum Borrowing Note. If this Minimum Borrowing Note is converted into TGWC common stock, a new Minimum Borrowing Note will be issued. In consideration for the investment made by Laurus, TGWC granted Laurus a five-year Common Stock Purchase Warrant to purchase up to 25,000,000 shares of its common stock at an exercise price of $0.31 per share. As further consideration for providing the financing described above, TGWC has granted Laurus an Option to purchase up to 16,492,436 shares of its Common Stock at an exercise price of $0.001 per share and 4,193,329 shares of its restricted common stock at an exercise price of $0.001 per share. In conjunction with the Security and Purchase Agreement, TGWC also entered into a Registration Rights Agreement to register the Common Stock underlying the Term Note, Minimum Borrowing Notes, Option and Warrant at the times specified in the Registration Agreement.

TGWC used the proceeds of the Notes as follows: (i) to repay in full and terminate Viansa's senior credit facility with Silicon Valley Bank, (ii) to repay in full and terminate TGWC promissory note with Marks Paneth and Shron,
(iii) to acquire certain properties located in Texas and California and (iv) for general working capital purposes only.

To secure repayment of the Notes to Laurus, TGWC granted a continuing security interest in and lien upon the following collateral: all of TGWC's and its subsidiary's property and assets, whether real or personal, tangible or intangible, other than its 50% membership interest in Kirkland Knightsbridge

LLC, a California limited liability company and the "current assets" of Kirkland, to Laurus until such time as the Notes are repaid in full. This security agreement is cross-collateralized by a Guaranty Agreement entered into by the subsidiaries of TGWC and a Stock Pledge Agreement covering all capital stock of TGWC's subsidiaries as well. TGWC, and its wholly-owned subsidiary 360 Viansa, LLC, also entered into a Lien Subordination Agreement with Laurus and
Gryphon Master Fund, L.P. To induce Gryphon to enter into the Subordination Agreement, Mr. Jake Shapiro (CEO) transferred 3,000,000 of his personally held Company shares of common stock to Gryphon. Pursuant to the Subordination
Agreement, Laurus has a first-priority senior security interest in the previously stated collateral, which in no event, shall include the TGWC 50% membership interest in Kirkland Knightsbridge LLC, a California limited liability company and the "current assets" of Kirkland, over which Gryphon retains a first priority security interest. Gryphon subordinated all of its other security interests in TGWC to Laurus, but TGWC has agreed, with Laurus' consent, to grant Gryphon a `silent' second position security interest in all of the assets of 360 Viansa, including a second lien mortgage on all 360 Viansa winery property, now owned or hereafter acquired. In consideration of TGWC's preexisting indebtedness to Gryphon, at Closing and on the behalf of TGWC, Laurus will wire transfer the following funds directly to Gryphon: (i) the entire outstanding balance of Gryphon's $700,000 Promissory Note issued to TGWC on September 24, 2004, plus all accrued but unpaid interest thereon (which is currently $732,900, including accrued interest through July 7, 2005); and (ii) interest in the amount of $206,250 due on July 1, 2005 pursuant to Gryphon's $5.5 million 7.5% Senior Secured Convertible Note Due 2006 issued by TGWC on April 21, 2004. TGWC shall also pay Gryphon $500,000 as principal payment of the 7.5% Senior Secured Note. The conversion price of the Note and exercise price of Gryphon's Warrant dated April 21, 2004 shall also be reduced to $0.31 and $0.25, respectively.

During the term of the Security and Purchase Agreement and so long as any of the Loans are outstanding, Laurus maintains a right of first refusal to provide any additional financing issued by TGWC and/or its Subsidiaries.

Laurus may terminate the Security and Purchase Agreement upon the occurrence of an Event of Default and as a result a default payment would accrue.

     (c) Exhibits

Exhibit No.                         Description
-----------                         -----------

  10.1 Security and Purchase Agreement dated July 7, 2005 by and among LAURUS MASTER FUND, LTD., 360 GLOBAL WINE COMPANY, and 360 Viansa, LLC*

  10.2         Form of Secured Convertible Term Note*
  10.3         Form of Secured Revolving Note*
  10.4         Form of Secured Convertible Minimum Borrowing Note*
  10.5         Escrow Agreement dated July 7, 2005*
  10.6         Form of Option dated July 7, 2005*
  10.7 Registration Rights Agreement dated July 7, 2005, by and between 360 Global Wine Company and Laurus Master Fund, Ltd.*
  10.8         Form of Common Stock Purchase Warrant dated July 7, 2005*
  10.9         Subsidiary Guarantee dated July 7, 2005*
  10.10 Stock Pledge Agreement dated July 7, 2005, among Laurus Master Fund, Ltd., 360 Global Wine Company, and each of the other undersigned parties*
  10.11 Lien Subordination Agreement between Gryphon Master Fund, L.P., Laurus Master Fund, Ltd., 360 Global Wine Company and 360 Viansa LLC
  10.12        Master Security Agreement*
  10.13 Real Estate Sales Contract between Charles Trios, Trustee and 360 Global Wine Company*
  10.14        Secured Convertible Term Note for Wynthrop Barrington, Inc.*
  10.15 Asset Purchase Agreement by and among Viansa Winery, La Fontana di Viansa, LLC and 360 Viansa LLC, a Nevada limited liability company, dated June 21, 2005.*
  10.16 Deed Of Trust, Assignment Of Rents, Security Agreement And Fixture Filing, Viansa Property*
  10.17        Deed Of Trust, Security Agreement And Fixture Filing, Texas
               Property*
  10.18        Jon Sebastiani's Employment Agreement*
  10.19        Fifth  Amendment  Agreement  between  360  Global  Wine  Company,
               Longview  Fund,  LP,   Longview  Equity  Fund,  LP  and  Longview
               International Equity Fund, LP.*
  10.20        Gryphon Side Letter*
  10.21        Consent of Certified Public Accountant

* Previously filed on Form 8-K dated July 7, 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                   360 Global Wine Company

                                  By: /s/ Joel Shapiro
                                      -------------------
                                          Joel Shapiro
                                          Chief Executive Officer and Principle
                                          Financial and Accounting Officer